                                                                   Exhibit 4.3
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                         METROMEDIA FIBER NETWORK, INC.







                         $[ ] [ ]% SENIOR NOTES DUE 2009
                       [EURO][ ] [ ]% SENIOR NOTES DUE 2009
                                FORM OF INDENTURE








                          Dated as of November __, 1999



                              THE BANK OF NEW YORK

                                     Trustee

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

                             CROSS-REFERENCE TABLE*



TRUST INDENTURE ACT SECTION                                                                  INDENTURE SECTION
310(a)(1)                                                                                          7.10
(a)(2)                                                                                             7.10
(a)(3)                                                                                             N.A.
(a)(4)                                                                                             N.A.
(a)(5)                                                                                             7.10
(b)                                                                                                7.10
(c)                                                                                                N.A.
311(a)                                                                                             7.11
(b)                                                                                                7.11
(i)(c)                                                                                             N.A.
312(a)                                                                                              2.05
(b)                                                                                                12.03
(c)                                                                                                12.03
313(a)                                                                                             7.06
(b)(2)                                                                                             7.07
(c)                                                                                                7.06; 12.02
(d)                                                                                                7.06
314(a)                                                                                             4.03; 12.02
(c)(1)                                                                                             12.04
(c)(2)                                                                                             12.04
(c)(3)                                                                                             N.A.
(e)                                                                                                12.05
(f)                                                                                                N.A.
315(a)                                                                                             7.01
(b)                                                                                                7.05; 12.02
(A)(c)                                                                                             7.01
(d)                                                                                                7.01
(e)                                                                                                6.11
316(a)(last sentence)                                                                              2.09
(a)(1)(A)                                                                                          6.05
(a)(1)(B)                                                                                          6.04
(a)(2)                                                                                             N.A.
(b)                                                                                                6.07
(c)                                                                                                9.04
317(a)(1)                                                                                          6.08
(a)(2)                                                                                             6.09
(b)                                                                                                2.04
318(a)                                                                                             12.01
(b)                                                                                                N.A.

(c)                                                                                                12.01

N.A. means not applicable


*This Cross-Reference Table is not, for any purposes, part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE 1.        DEFINITIONS AND INCORPORATION BY REFERENCE                                                      1
         SECTION 1.01      DEFINITIONS                                                                            1
         SECTION 1.02      OTHER DEFINITIONS                                                                     20
         SECTION 1.03      TRUST INDENTURE ACT DEFINITIONS                                                       21
         SECTION 1.04      RULES OF CONSTRUCTION                                                                 21

ARTICLE 2.        THE NOTES                                                                                      22
         SECTION 2.01      FORM AND DATING                                                                       22
         SECTION 2.02      EXECUTION AND AUTHENTICATION                                                          23
         SECTION 2.03      REGISTRAR AND PAYING AGENT                                                            24
         SECTION 2.04      PAYING AGENT TO HOLD MONEY IN TRUST                                                   24
         SECTION 2.05      HOLDER LISTS                                                                          25
         SECTION 2.06      BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES, CERTIFICATED NOTES                            25
         SECTION 2.07      TRANSFER AND EXCHANGE                                                                 26
         SECTION 2.08      REPLACEMENT NOTES                                                                     32
         SECTION 2.09      OUTSTANDING NOTES                                                                     33
         SECTION 2.10      TREASURY NOTES                                                                        33
         SECTION 2.11      TEMPORARY NOTES                                                                       33
         SECTION 2.12      CANCELLATION                                                                          34
         SECTION 2.13      DEFAULTED INTEREST                                                                    34
         SECTION 2.14      CUSIP  AND ISIN NUMBERS                                                               34

ARTICLE 3.        REDEMPTION AND PREPAYMENT                                                                      35
         SECTION 3.01      NOTICES TO TRUSTEE                                                                    35
         SECTION 3.02      SELECTION OF NOTES TO BE REDEEMED                                                     35
         SECTION 3.03      NOTICE OF REDEMPTION                                                                  36
         SECTION 3.04      EFFECT OF NOTICE OF REDEMPTION                                                        36
         SECTION 3.05      DEPOSIT OF REDEMPTION PRICE                                                           37
         SECTION 3.06      NOTES REDEEMED IN PART                                                                37
         SECTION 3.07      OPTIONAL REDEMPTION                                                                   37
         SECTION 3.08      MANDATORY REDEMPTION                                                                  38
         SECTION 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS                                   38

ARTICLE 4.        COVENANTS                                                                                      40
         SECTION 4.01      PAYMENT OF NOTES                                                                      40
         SECTION 4.02      MAINTENANCE OF OFFICE OR AGENCY                                                       41
         SECTION 4.03      REPORTS                                                                               42
         SECTION 4.04      COMPLIANCE CERTIFICATE                                                                42
         SECTION 4.05      TAXES                                                                                 43

         SECTION 4.06      STAY, EXTENSION AND USURY LAWS                                                        43
         SECTION 4.07      RESTRICTED PAYMENTS                                                                   43
         SECTION 4.08      DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                           RESTRICTED SUBSIDIARIES                                                               47
         SECTION 4.09      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK                            48
         SECTION 4.10      ASSET SALES                                                                           51
         SECTION 4.11      TRANSACTIONS WITH AFFILIATES                                                          53
         SECTION 4.12      LIENS                                                                                 54
         SECTION 4.13      CORPORATE EXISTENCE                                                                   55
         SECTION 4.14      CHANGE OF CONTROL                                                                     55
         SECTION 4.15      BUSINESS ACTIVITIES                                                                   56
         SECTION 4.16      PAYMENTS FOR CONSENT                                                                  56
         SECTION 4.17      MONEY FOR PAYMENTS TO BE HELD IN TRUST                                                56

ARTICLE 5.        SUCCESSORS                                                                                     58
         SECTION 5.01      MERGER, CONSOLIDATION, OR SALE OF ASSETS                                              58
         SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED                                                     59

ARTICLE 6.        DEFAULTS AND REMEDIES                                                                          59
         SECTION 6.01      EVENTS OF DEFAULT                                                                     59
         SECTION 6.02      ACCELERATION                                                                          61
         SECTION 6.03      OTHER REMEDIES                                                                        61
         SECTION 6.04      WAIVER OF PAST DEFAULTS                                                               62
         SECTION 6.05      CONTROL BY MAJORITY                                                                   62
         SECTION 6.06      LIMITATION ON SUITS                                                                   62
         SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT                                         63
         SECTION 6.08      COLLECTION SUIT BY TRUSTEE                                                            63
         SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM                                                      63
         SECTION 6.10      PRIORITIES                                                                            64
         SECTION 6.11      UNDERTAKING FOR COSTS                                                                 64

ARTICLE 7.        TRUSTEE                                                                                        65
         SECTION 7.01      DUTIES OF TRUSTEE                                                                     65
         SECTION 7.02      RIGHTS OF TRUSTEE                                                                     66
         SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE                                                          67
         SECTION 7.04      TRUSTEE'S DISCLAIMER                                                                  67
         SECTION 7.05      NOTICE OF DEFAULTS                                                                    67
         SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES                                            68
         SECTION 7.07      COMPENSATION AND INDEMNITY                                                            68
         SECTION 7.08      REPLACEMENT OF TRUSTEE                                                                69
         SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.                                                     70
         SECTION 7.10      ELIGIBILITY; DISQUALIFICATION                                                         70
         SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY                                     71

         SECTION 7.12      MONEY HELD IN TRUST                                                                   71

ARTICLE 8.        LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                                       71
         SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE                              71
         SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE                                                        71
         SECTION 8.03      COVENANT DEFEASANCE                                                                   72
         SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE                                            72
         SECTION 8.05      DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                           TRUST; OTHER MISCELLANEOUS PROVISIONS                                                 74
         SECTION 8.06      REPAYMENT TO COMPANY                                                                  74
         SECTION 8.07      REINSTATEMENT                                                                         75
         SECTION 8.08      SURVIVAL                                                                              75


ARTICLE 9.        AMENDMENT, SUPPLEMENT AND WAIVER                                                               75
         SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES                                                   75
         SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES                                                      76
         SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT                                                   78
         SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS                                                     78
         SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES                                                      78
         SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.                                                      79

ARTICLE 10.       SATISFACTION AND DISCHARGE                                                                     79
         SECTION 10.01     SATISFACTION AND DISCHARGE OF INDENTURE                                               79
         SECTION 10.02     APPLICATION OF TRUST MONEY                                                            80

ARTICLE 11.       [INTENTIONALLY OMITTED]                                                                        80

ARTICLE 12.       MISCELLANEOUS                                                                                  81
         SECTION 12.01     TRUST INDENTURE ACT CONTROLS                                                          81
         SECTION 12.02     NOTICES                                                                               81
         SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                           OF NOTES                                                                              83
         SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT                                    83
         SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION                                         83
         SECTION 12.06     RULES BY TRUSTEE AND AGENTS                                                           84
         SECTION 12.07     NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                           AND SHAREHOLDERS                                                                      84
         SECTION 12.08     GOVERNING LAW                                                                         84
         SECTION 12.09     CONSENT TO JURISDICTION AND SERVICE                                                   84
         SECTION 12.10     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS                                         85
         SECTION 12.11     SUCCESSORS                                                                            85
         SECTION 12.12     SEVERABILITY                                                                          85

         SECTION 12.13     COUNTERPART ORIGINALS                                                                 85
         SECTION 12.14     TABLE OF CONTENTS, HEADINGS, ETC.                                                     85
         SECTION 12.15     JUDGMENT CURRENCY                                                                     85

EXHIBIT A-1                                                      A-1

EXHIBIT A-2                                                      A-2

                  FORM OF INDENTURE, dated as of November __, 1999 by and between Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY") and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the $[ ]% Senior Notes due 2009 denominated in U.S. Dollars (the "Dollar Notes") and the [EURO][ ]% Senior Notes due 2009 denominated in Euros (the "Euro Notes" and, together with the Dollar Notes, the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 DEFINITIONS.

                  "ACQUIRED DEBT" or "ACQUIRED PREFERRED STOCK" means, with respect to any specified Person, Indebtedness or Preferred Stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person (including by Designation or Revocation), provided such Indebtedness or Preferred Stock is not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

                  "AGENT MEMBER" means, with respect to any Depositary, any member of, or participant in, such Depositary.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "AGENT MEMBER" means, with respect to any Depositary, any member of, or participant in, such Depositary.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or CEDEL Bank that apply to such transfer or exchange.

                  "ASSET SALE" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business and other than any sale, lease, transfer, conveyance or other disposition in the ordinary course of business of capacity on any fiber optic or cable system owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Company or any Restricted Subsidiary for use in a Telecommunications Business of the Company or any Restricted Subsidiary (PROVIDED that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 5.01 hereof and/or Section 4.14 and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any Subsidiary. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Consolidated Subsidiary or by a Subsidiary to the Company or to a Consolidated Subsidiary, (ii) an issuance of Equity Interests by a Subsidiary to the Company or to a Consolidated Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof, (iv) Permitted Investments made in accordance with clause (a) or (d) of the definition thereof, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of a Telecommunications Business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business, (vi) the surrender or waiver by the Company or any of its Restricted Subsidiaries of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind by the Company or any of its Restricted Subsidiaries or the grant by the Company or any of its Restricted Subsidiaries of a Lien not prohibited by the Indenture, (vii) the sale of Cash Equivalents in the ordinary course of business; and (viii) sales, transfers, assignments and other dispositions of assets (or related assets in related transactions) in the ordinary course of business with an aggregate fair market value of less than $1.0 million.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BOARD OF DIRECTORS" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

                  "BOARD RESOLUTION" means a duly authorized resolution of the Board of Directors.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL CONTRIBUTION" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of common stock with no redemption rights and no special preferences, privileges or voting rights is given.

                  "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "CASH EQUIVALENTS" means (i) United States dollars or Euros,
(ii) securities issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) or
(b) any member of the European Economic Area or Switzerland or any agency or instrumentality thereof provided that such country, agency or instrumentality has a credit rating at least equal to that of the Unites States of America (provided, further, that the full faith and credit of such respective nation is pledged in support thereof), in each case having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition, PROVIDED that with respect to any Foreign Subsidiary, Cash Equivalents shall also mean those investments that are comparable to clauses (iii) through (vi) above in such Foreign Subsidiary 's country of organization or country where it conducts business operations.

                  "CEDEL BANK" means CEDEL Bank, SA.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for the purposes of this clause, such other person shall be deemed to "beneficially own" any Voting Stock of a specified corporation held by a parent corporation if such other person beneficially owns, directly or indirectly, more than 35% of the Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of Voting Stock (measured by voting power rather than by number of shares) of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation), (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (iii) the Company consolidates or merges with or into any other Person, other than a consolidation or merger (a) of the Company into a Wholly Owned Restricted Subsidiary of the Company or (b) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person other than a Wholly Owned Restricted Subsidiary of the Company or a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by number of shares) of which is owned, directly or indirectly, following such transaction or transactions by the Permitted Holders; PROVIDED, HOWEVER, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on fiber optic or cable systems owned, controlled or operated by the Company or any Restricted Subsidiary or of telecommunications capacity or transmission rights, rights of way or conduit acquired by the Company or any Restricted Subsidiary for use in the Telecommunications Business of the Company or a Restricted Subsidiary, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Restricted Subsidiary shall not be deemed a disposition of assets for purposes of this clause (iv).

                  "COMMON DEPOSITARY" means a common depositary for Morgan Guarantee Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "COMPANY" means Metromedia Fiber Network, Inc., a Delaware corporation, and any and all successors thereto.

                  "COMPANY ORDER" OR "COMPANY REQUEST" means a written request or order signed in the name of the Company by a member of the Company's Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other authorized representative of the Company and delivered to the Trustee.

                  "CONSOLIDATED CAPITAL RATIO" means, with respect to the Company as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to
(ii) the Consolidated Net Worth of the Company and its Consolidated Subsidiaries as of such date.

                  "CONSOLIDATED CASH FLOW" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Consolidated Subsidiaries for such period plus (A), to the extent that any of the following items were deducted in computing such Consolidated Net Income, but without duplication, (i) provision for taxes based on income or profits of the Company and its Consolidated Subsidiaries for such period, plus (ii) consolidated interest expense of the Company and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale (other than for backhaul capacity) charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and its Consolidated Subsidiaries for such period, minus (B) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the

Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

                  "CONSOLIDATED LEVERAGE RATIO" means, with respect to the Company, as of any date, the ratio of (i) the aggregate consolidated amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding to
(ii) the annualized (that is, multiplied by four) Consolidated Cash Flow of the Company and its Consolidated Subsidiaries for the most recently ended fiscal quarter.

                  "CONSOLIDATED NET INCOME" means, with respect to the Company for any period, the aggregate of the Net Income of the Company and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Consolidated Subsidiary thereof by such Person but not in excess of the Company's Equity Interests in such Person, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders, except that the Company's equity in the net income of any such Restricted Subsidiary for such period may be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company as a dividend, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the equity of the Company or any Restricted Subsidiary in the net income (if positive) of any Unrestricted Subsidiary shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution (but not in excess of the amount of the Net Income of such Unrestricted Subsidiary for such period) and (v) the cumulative effect of a change in accounting principles shall be excluded.

                  "CONSOLIDATED NET WORTH" means, with respect to the Company as of any date, the sum of (i) the consolidated equity of the common shareholders of the Company and its Consolidated Subsidiaries that are Consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the Company's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by the Company upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by the Company or a Restricted Subsidiary that is a Consolidated Subsidiary of the Company, (y) all outstanding net Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each such case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "CONSOLIDATED SUBSIDIARY" means, for any Person, each Restricted Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

                  "CONTINUING DIRECTORS" means individuals who at the beginning of the period of determination constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is the designee of any one of the Permitted Holders or any combination thereof or was nominated or elected by any such Permitted Holder(s) or any of their designees.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

                  "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or beneficiary.

                  "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, in the form of EXHIBIT A-1 hereto (in the case of a Dollar Note) or EXHIBIT A-2 (in the case of a Euro Note) except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Persons specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

                  "DOLLARS" or "$" or "U.S. DOLLARS" means the lawful currency of the United States of America and, in relation to any amount to be advanced or paid under this Indenture or the Note, funds having immediate value.

                  "DOLLAR NOTE" has the meaning assigned to it in the preamble to this Indenture.

                  "DOLLAR GLOBAL NOTE" means the Global Note in the form of EXHIBIT A-1 hereto.

                  "DOLLAR PAYING AGENT" means an office or agency of the Company where Dollar Notes may be presented for payment.

                  "DOLLAR REGISTRAR" means an office or agency of the Company, where Dollar Notes may be presented for registration of transfer or exchange.

                  "DTC" means The Depository Trust Company, its nominees and successors.

                  "EEA GOVERNMENT OBLIGATION" means direct non-callable obligations of, or non-callable obligations guaranteed by, any member nation of the European Union for the payment of which obligation or guarantee the full faith and credit of the respective nation is pledged; PROVIDED that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "EURO" or "[EURO]" means the currency adopted by those countries participating in the third stage of European monetary union.

                  "EURO GLOBAL NOTE" means the Global Note in the form of EXHIBIT A-2 hereto.

                  "EURO NOTE" has the meaning assigned to it in the preamble to this Indenture.

                  "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "EUROPEAN ECONOMIC AREA" means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992 as amended.

                  "EUROPEAN UNION" means the member nations to the third stage of economic and monetary union pursuant to the treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

                  "EURO PAYING AGENT" means an office or agency of the Company where Euro Notes may be presented for payment.

                  "EURO REGISTRAR" means an office or agency of the Company where Euro Notes may be presented for registration of transfer or exchange.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

                  "EXISTING ASSETS" means property, plant and equipment and other tangible business assets existing as of the Issue Date used in a Telecommunications Business of the Company, but does not include cash or Cash Equivalents existing on the Issue Date, and the proceeds from the sale, disposition or other transfer of any Existing Assets outside the ordinary course of business.

                  "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid.

                  "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (ii) conducts substantially all of its business operations outside the United States of America.

                  "FOREIGN SUBSIDIARY CREDIT AGREEMENT" means one or more credit agreements, loan agreements or similar facilities, secured or unsecured, entered into from time to time by one or more of the Company's Foreign Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "GERMAN JOINT VENTURE" means the Person(s) formed or organized to engineer, develop, construct and own a fiber optic telecommunications network in Germany.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(f), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, collectively, the Global Notes, in the form of EXHIBIT A-1 (in the case of the Dollar Notes) or EXHIBIT A-2 (in the case of the Euro Notes) hereto issued in accordance with Section 2.01 hereof and bearing the Global Note Legend.

                  "GOVERNMENT SECURITIES" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

                  "HOLDER" means a Person in whose name a Note is registered on the Registrar's or any co-registrar's books.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance of the deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit (or reimbursement agreements in respect thereof), banker's acceptances and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), Disqualified Stock of such Person and Preferred Stock of such Person's Restricted Subsidiaries and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "INTEREST PAYMENT DATE" shall have the meaning assigned to such term in the Notes.

                  "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

                  "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company or such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

                  "ION" means International Optical Network, L.L.C., a Delaware limited liability company.

                  "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "MANAGEMENT ADVANCES" means loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (i) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (ii) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (iii) otherwise in the ordinary course of business not exceeding $3.0 million in the aggregate at any time outstanding.

                  "MANAGEMENT AGREEMENT" means the management agreement between the Company and Metromedia Company, dated as of January 2, 1998, as the same may be amended, supplemented, modified, restated or replaced from time to time with the approval of a majority of the disinterested members of the Board of Directors.

                  "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Capital Stock and by the Company and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable federal, state, provincial, foreign or local taxes required to be paid or accrued as a liability by the Company or any of its respective Restricted Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

                  "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

                  "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "NOTE CUSTODIAN" means the Person specified in Section 2.03 hereof as the Note Custodian with respect to the Global Notes or any successor entity thereto appointed as Note Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "NOTES" has the meaning assigned to it in the preamble to this Indenture.

                  "OFFICER" means the President, the Chief Executive Officer, any Executive Vice President and the Chief Financial Officer of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of
Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company, any Affiliate of the Company or the Trustee.

                  "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company ranking PARI PASSU in right of payment with the Notes.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or CEDEL Bank, a Person who has an account with the Depositary, Euroclear or CEDEL Bank, respectively (and, with respect to The Depositary Trust Company, shall include Euroclear and CEDEL Bank).

                  "PERMITTED HOLDER" means Metromedia Company, its general partners and their respective Related Persons and Persons that would constitute a Class B Permitted Holder as defined in the Company's Amended and Restated Certificate of Incorporation.

                  "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business; (b) any Investment in Cash Equivalents; (c) any Guarantee of Indebtedness of the Company or a Restricted Subsidiary to the extent such Indebtedness is permitted under Section
4.09 hereof; and (d) any Investment by the Company or any of its Restricted Subsidiaries in a Person, if as a result of such Investment (i) such Person becomes a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Consolidated Subsidiary of the Company that is engaged entirely or substantially entirely in a Telecommunications Business.

                  "PERMITTED LIENS" means (i) Liens to secure Indebtedness permitted by clauses (e), (f), (g) and (h) of the second paragraph of Section
4.09 hereof or any Permitted Refinancing Indebtedness, PROVIDED that with respect to Liens to secure Indebtedness permitted by clause (f) thereof or any Permitted Refinancing Indebtedness of such Indebtedness, such Lien must cover only the assets acquired with such Indebtedness; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Issue Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(viii) zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof, and (ix) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or otherwise reasonably determined by the Company to be necessary and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is expressly subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred solely by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is secured only by the assets, if any, that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                  "PREFERRED STOCK" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

                  "PUBLIC EQUITY OFFERING" means an underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the

Securities Act.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (including Acquired Debt, in the case of leases, Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of the engineering, construction, installation, acquisition, lease (other than pursuant to a sale and leaseback of Existing Assets), development or improvement of any Telecommunications Assets used by the Company or any Restricted Subsidiary, in the case of Indebtedness incurred by the Company, or any Foreign Subsidiary in the case of Indebtedness incurred by any Foreign Subsidiary, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

                  "RECORD DATE" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "RELATED PERSON" means any Person who controls, is controlled by or is under common control with a Permitted Holder; PROVIDED, that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person.

                  "RESPONSIBLE OFFICER," shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

                  "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless the context specifically requires otherwise, Restricted Subsidiary means a direct or indirect Restricted Subsidiary of the Company.

                  "SEC" means the Securities Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended (or any successor Act), and the rules and regulations promulgated thereunder (or respective successor thereto).

                  "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

                  "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12 hereof.

                  "STATED MATURITY" means, with respect to any installment of interest or principal (including any mandatory sinking fund payment of interest or principal) on any series of Indebtedness, the date on which such payment of interest or principal (including any mandatory sinking fund payment of interest or principal) was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes, in any respect.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business and the Equity Interests of a Person engaged entirely or substantially entirely in a Telecommunications Business.

                  "TELECOMMUNICATIONS BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above;

PROVIDED, THAT, the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as set forth in Section 9.03.

                  "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary at the time of such designation: (a) has no Indebtedness other than Non-Recourse Debt; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under Section 4.07 hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (ii) no Default or Event of Default would be in existence following such designation.

                  "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebted ness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02   OTHER DEFINITIONS.

                                                        Defined in
                                                      Term Section
                                                      ------------
         "AFFILIATE TRANSACTION"                         4.11
         "ASSET SALE OFFER"                              4.10
         "AUTHENTICATION ORDER"                          2.02
         "CHANGE OF CONTROL OFFER"                       4.14
         "CHANGE OF CONTROL PAYMENT"                     4.14
         "CHANGE OF CONTROL PAYMENT DATE"                4.14
         "COVENANT DEFEASANCE"                           8.03
         "DESIGNATION"                                   4.07
         "EVENT OF DEFAULT"                              6.01
         "EXCESS PROCEEDS"                               4.10
         "INCUR"                                         4.09
         "JUDGMENT CURRENCY"                            12.15
         LEGAL DEFEASANCE"                               8.02
         "OFFER AMOUNT "                                 3.09
         "OFFER PERIOD"                                  3.09
         "PAYING AGENT "                                 2.03
         "PERMITTED INDEBTEDNESS"                        4.09
         "PURCHASE DATE"                                 3.09
         "REGISTRAR "                                    2.03
         "RESTRICTED PAYMENTS"                           4.07
         "REVOCATION"                                    4.07

SECTION 1.03 TRUST INDENTURE ACT DEFINITIONS

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes;

                  "INDENTURE SECURITY HOLDER" means a Holder of a Note;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

                  All other terms used but not otherwise defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION

                  Unless the context otherwise requires:

                        (1)         a term has the meaning assigned to it;

                        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                        (3) "or" is not exclusive;

                        (4) words in the singular include the plural, and in the plural include the singular;

                        (5) provisions apply to successive events and transactions; and

                        (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES


SECTION 2.01 FORM AND DATING.

         (a)      GENERAL.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBITS A-1 and A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage or agreements to which the Company is subject. Each Note shall be dated the date of its authentication. The Dollar Notes shall be in denominations of $1,000 and integral multiples thereof. The Euro Notes shall be in denominations of [EURO]1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b)      GLOBAL NOTES.

                  Dollar Notes issued in global form shall be substantially in the form of EXHIBIT A-1 and Euro Notes issued in global form shall be substantially in the form of EXHIBIT A-2 attached hereto (in both cases, including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Dollar Notes issued in definitive form shall be substantially in the form of EXHIBIT A-1 and Euro Notes issued in definitive form shall be substantially in the form of EXHIBIT A-2 attached hereto (but, in both cases, without the Global Note Legends thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

         (c)      EUROCLEAR AND CEDEL BANK PROCEDURES APPLICABLE.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of CEDEL Bank" and "Customer Handbook" of CEDEL Bank shall be applicable to transfers of beneficial interests in the Global Notes that are held by

Participants through Euroclear or CEDEL Bank.

SECTION 2.02 EXECUTION AND AUTHENTICATION.

                  Two Officers or one Officer and the Secretary or an Assistant Secretary of the Company shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer, Secretary or Assistant Secretary whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers or one officer and the Secretary or an Assistant Secretary of the Company (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  [In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

                        (1) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Notes are established by an Officers' Certificate pursuant to general authorization of the Board of Directors, such Officers' Certificate;

                         (2) an executed supplemental indenture, if any is required under the Indenture;

                        (3) an Officers' Certificate delivered in accordance with Section 12.04, if required;

                        (4) an Opinion of Counsel, if any is required under the Indenture, which shall state:

                  (i) that the form of such Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors and in conformity with the provisions of this Indenture;

                  (ii) that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;

                  (iii) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

                  (iv) that all laws and requirements in respect of the execution and delivery by the Company of such Notes have been complied with.

                  The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.]

SECTION 2.03 REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR", which term shall also include any co-registrar) and any office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Dollar Global Notes.

                  The Company initially appoints The Bank of New York, London branch, to act as the Depositary with respect to the Euro Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

                  The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Company and to act in accordance with such letter.

SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all such money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05 HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES, CERTIFICATED NOTES

                  Except as indicated below in this Section 2.06, the Notes shall be represented only by Global Notes. The Global Notes shall be deposited with a

Depositary for such Notes (and shall be registered in the name of such Depositary or its nominee). The Depositary for the Dollar Notes shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary. The Depositary for the Euro Notes shall be The Bank of New York, London branch, unless Euroclear and CEDEL Bank appoint a successor Depositary (which shall be a Common Depositary of Euroclear and CEDEL Bank).

                  All payments on a Dollar Global Note will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Dollar Global Note. All payments on a Euro Global Note will be made to the order of the Common Depositary or its nominee, as the case may be, as the registered holder of such Euro Global Note. In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Dollar Global Note, DTC will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Dollar Global Note as shown on the records of DTC. The Common Depositary will instruct the Euro Paying Agent to make payments in respect of the Euro Notes to Euroclear and CEDEL Bank in amounts proportionate to their respective beneficial interests in the principal amount of each Euro Global Note, and Euroclear and CEDEL Bank will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of Euroclear and CEDEL Bank.

                  Unless and until it is exchanged in whole or in part for Definitive Notes, a Global Note may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of the Depositary or a nominee of such successor.

                  Owners of beneficial interests in Global Notes shall be entitled or required, as the case may be, but only under the circumstances described in this Section 2.06, to receive physical delivery of Definitive Notes.

                  Interests in a Global Note shall be exchangeable or transferable, as the case may be, for Definitive Notes if (i) in the case of a Dollar Global Note, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Dollar Global Note, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company within one hundred twenty (120) days, (ii) in the case of a Euro Global Note, Euroclear and CEDEL Bank notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Global Note, (iii) in the case of a Euro Global Note, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Global Note, and a successor Common Depositary is not appointed within one hundred twenty (120) days or (iv) in the case of any Global Note, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Definitive Notes to be delivered to the owners of beneficial interests in the Global Notes or the Participants in DTC, Euroclear or CEDEL Bank through which such owners hold their beneficial interest. Definitive Notes shall be exchangeable or transferable for interests in other Definitive Notes as described herein.

SECTION 2.07 TRANSFER AND EXCHANGE

         (a) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other provisions of this Section 2.07, execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption or repurchase under Section 3.02 or 4.14 hereof, as applicable, and ending at the close of business on such day, (B) to register the transfer of or to exchange any Note so selected for redemption or repurchase in whole or in part, except the unredeemed portion of any Note being redeemed or repurchased in part or
         (C) to
         register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (ix) Each Holder of a Note agrees to indemnify the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  (x) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (xi) Dollar Notes shall not be exchangeable for Euro Notes, or vice versa.

         (b) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF NOTES.

                  Upon surrender for registration of transfer of any Note of a series to the appropriate Registrar, and subject to the other provisions of this
Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such series of any authorized denominations and of a like aggregate principal amount.

                  At the option of the Holder, and subject to the other provisions of this

Section 2.07, Notes of any series may be exchanged for other Notes of such series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, and subject to the other provisions of this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and subject to the other provisions of this Section 2.07, entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Depositary) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the appropriate Registrar and be duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with any registration of transfer or exchange of Notes.

         (c) TRANSFER AND EXCHANGE OF DOLLAR GLOBAL NOTES.

                  Notwithstanding any provisions of this Indenture or the Notes, transfers of a Dollar Global Note, in whole or in part, and transfers and exchanges of interests therein shall be made only in accordance with this
Section 2.07. Transfers and exchanges subject to this Section 2.07 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.07. A Dollar Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered. No transfer of a Dollar Note of any series to any Person shall be effective under this Indenture or the Dollar Notes of such series unless and until such Dollar Note has been registered in the name of such Person. Nothing in this Section 2.07(c) shall prohibit or render ineffective any transfer of a beneficial interest in a Dollar Global Note effected in accordance with the other provisions of this Section 2.07.

         (d) TRANSFER AND EXCHANGE OF EURO GLOBAL NOTES.

                  Notwithstanding any provisions of this Indenture or the Euro Notes, transfers of a Euro Global Note, in whole or in part, and transfers and exchanges of interests therein shall be made only in accordance with this
Section 2.07. Transfers and
exchanges subject to this Section 2.07 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.07. A Euro Global Note may not be transferred, in whole or in part, to any Person other than the Common Depositary or a nominee thereof or a successor Common Depositary or its nominee, and no such transfer to any such other Person may be registered; PROVIDED that this clause (i) shall not prohibit any transfer of a Euro Note that is issued in exchange for a Euro Global Note but is not itself a Euro Global Note. No transfer of a Euro Note to any Person shall be effective under this Indenture or the Euro Notes unless and until such Euro Note has been registered in the name of such Person. Nothing in this Section 2.07(d) shall prohibit or render ineffective any transfer of a beneficial interest in a Euro Global Note effected in accordance with the other provisions of this Section 2.07.

                  INTEREST IN EURO GLOBAL NOTE TO BE HELD THROUGH EUROCLEAR OR CEDEL BANK. Interests in a Euro Global Note may be held only through Agent Members acting for and on behalf of Euroclear and CEDEL Bank.

         (e) GLOBAL NOTES. The provisions of clauses (i), (ii), (iii), and (iv) below shall apply only to Global Notes;

                  (i) GENERAL. Each Global Note authenticated under this Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

                  (ii) TRANSFER TO PERSONS OTHER THAN DEPOSITARY. Notwithstanding any other provision in this Indenture or the Notes, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof unless (A) in the case of a Dollar Global Note, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company within one hundred twenty (120) days, (B) in the case of a Euro Global Note, Euroclear and CEDEL Bank notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Global Note, (C) in the case of a Euro Global Note, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Global Note, and a successor Common Depositary is not appointed within one hundred twenty (120) days or (D) in the case of any Global Note, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Any Global Note exchanged pursuant to clause (A), (B) or (C) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (D) above may be exchanged in whole or from time to time in part as directed by DTC. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, PROVIDED that any such Note so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Note.

                  (iii) GLOBAL NOTE TO DEFINITIVE NOTE. Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the appropriate Depositary to the Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, in the case of a Dollar Global Note, if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Note or, in the case of a Euro Global Note, if the Common Depositary is acting as Depositary for Euroclear and CEDEL Bank, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent, or of the Common Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

                  (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a supply of Definitive Notes in definitive, fully registered form, without interest coupons, sufficient to meet the Trustee's requirements hereunder.

                  (v) NO RIGHTS OF AGENT MEMBERS IN GLOBAL NOTE. No Agent Member of any Depositary nor any other Persons on whose behalf Agent Members may act (including Euroclear and CEDEL Bank and account Holders and Participants therein) shall have any rights under the Indenture with respect to any Global Note, or under any Global Note, and each Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, as between DTC, Euroclear and CEDEL Bank, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

         (f) LEGENDS. The following legend shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES.

                  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.

SECTION 2.08 REPLACEMENT NOTES

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and may charge for its expenses (including the fees and expenses of the Trustee and reasonable attorney's fees and expenses) in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  If any mutilated, lost, stolen or destroyed Note has become or is about to become due and payable, the Company, in its sole discretion, may, instead of issuing a new Note, pay such Note.

SECTION 2.09 OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; HOWEVER, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of
Section 3.07(b) hereof.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.10 TREASURY NOTES

                  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.11 TEMPORARY NOTES

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12 CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return cancelled Notes (subject to the record retention requirements of the Exchange
Act) to the Company upon a Company Order. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13 DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid. The defaulted interest shall be considered paid upon deposit with the Trustee or the Paying Agent of an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest, and interest on such defaulted interest shall thereafter cease to accrue from that date. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange or other trading market on which the securities of the Company are listed or traded, and upon such notice as may be required by such exchange or trading market, if, after written notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14 CUSIP AND ISIN NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" and/or "ISIN" number (if then generally in use), and, if so, the Trustee and the Common Depositary shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee and the Common Depositary of any change in the CUSIP and/or ISIN numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01 NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Notes to be redeemed.

SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Company considers fair and appropriate; provided that no Notes of $1,000 or (U)1,000, as the case may be, or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or [Euro] 1,000, as the case may be, or whole multiples of $1,000 or [Euro] 1,000, as the case may be; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 or [Euro] 1,000, as the case may be, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03 NOTICE OF REDEMPTION

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes (including any CUSIP and/or ISIN number, if any) to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers'

Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05 DEPOSIT OF REDEMPTION PRICE

                  Prior to 12:00 noon New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06 NOTES REDEEMED IN PART

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written, request, the Trustee shall authenticate, for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07 OPTIONAL REDEMPTION.

         (a) Except as set forth in Sections 3.07(b) and (c) below, the Notes shall not be redeemable at the Company's option prior to December 15, 2004. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


                                                         PERCENTAGE
                                                        OF PRINCIPAL
YEAR                                                       AMOUNT
----                                                --------------------

2004...............................................           [       ]%
2005...............................................           [       ]%
2006...............................................           [       ]%
2007 and thereafter................................           [       ]%

         (b) Notwithstanding the foregoing, at any time prior to December 15, 2002, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of each of the Dollar Notes and the Euro Notes (determined separately) originally issued pursuant to this Indenture at a redemption price of [ ]% of the principal amount of the Dollar Notes and [ ]% of the principal amount of the Euro Notes, in each case plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received from any Public Equity Offering made by the Company resulting in gross proceeds to the Company of at least $100 million; PROVIDED that at least 65% of the aggregate principal amount of the Dollar Notes and the Euro Notes (determined separately) originally issued pursuant to this Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Public Equity Offering).

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08 MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09      OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or [Euro] 1,000, as the case may be, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before 12:00 noon New York City time on the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.01 PAYMENT OF NOTES

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  Notwithstanding anything to the contrary in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

                   The Company shall maintain in The City of New York and London, and for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands (other than service of process) to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                           The Company hereby initially designates (i) the
Trustee at its address set forth in Section 12.02 hereof as its office or agency in New York, for such purposes, (ii)The Bank of New York, London branch, as its office or agency in London for such purposes, and (iii) [Luxembourg Paying Agent], at its office or agency in Luxembourg for such purposes.

                           The Company may also from time to time designate one
or more
other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 4.03 REPORTS.

                           Whether or not required by the rules and regulations
of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

                                  RIDER 4.03
                                  ----------

                           Delivery of such reports, information and documents
to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Company shall at all times comply with TIA Section 314(a).

SECTION 4.04 COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, beginning 2000, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such

Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05      TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06      STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as through no such law has been enacted.

SECTION 4.07      RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as stockholders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Consolidated Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

                           (a) at the time of and after giving effect to such
                  Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

                           (b) the Company would, at the time of such Restricted
                  Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or
                  (ii) of the first paragraph of Section 4.09 hereof; and

                           (c) such Restricted Payment, together with the
                  aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries on and after the Issue Date (excluding Restricted Payments permitted by, and made pursuant to, clauses (ii) and (iii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication and except as credited in the next succeeding paragraph, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
                  (ii) 100% of the aggregate Net Cash Proceeds received by the Company on and after November 25, 1998 as a Capital Contribution or from the issue or sale of Equity Interests of the Company

                   (other than Disqualified Stock) or from the issue or sale of
                    Disqualified Stock or debt securities of the Company that have been converted or exchanged into such Equity Interests (other than Equity Interests (or Disqualified Stock or converted debt securities) sold to a Subsidiary of the Company), plus the amount of Net Cash Proceeds received by the Company upon such conversion or exchange, plus (iii) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries on and after the Issue Date resulting from (x) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, (y) proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any of the immediately preceding clauses (x), (y) or (z) the aggregate amount of Restricted Investments made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary on and after the Issue Date, plus (iv) to the extent that any Restricted Investment that was made on and after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of, to the extent paid to the Company or a Restricted Subsidiary, (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

                    The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substan tially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such Net Cash Proceeds that are utilized for, and the Equity Interests issued or exchanged for, any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph; (iii) the defeasance, redemption, retirement, repurchase or other acquisition of Subordinated Indebtedness with the Net Cash Proceeds from, or issued in exchange for, a substantially concurrent incurrence of Permitted Refinancing Indebtedness; PROVIDED that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph; (iv) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year; (vi) retiring any Equity Interests of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (vii) Investments in Telecommunications Assets, PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, does not exceed the sum of (y) $15.0 million, plus (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (vii) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, except to the extent any such net reduction amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph; (viii) Investments in Telecommunications Assets made after November 25, 1998 with the (x) Net Cash Proceeds, (y) the fair market value of Telecommunications Assets or (z) Equity Interests of a Person that becomes a Restricted Subsidiary (PROVIDED that the assets of such Person consist entirely or substantially entirely of Telecommunications Assets), in each case, received from the issuance or sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) PROVIDED, that the amount of any such Net Cash Proceeds that are utilized for any such Investment shall be excluded from clause (c) of the preceding paragraph and each other clause of this paragraph; (ix) Investments in ION, PROVIDED that the aggregate fair market value thereof (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (ix) does not exceed the sum of (I) $15.0 million, plus,
(II) for each fiscal year, an amount equal to the amount of cash received by the Company or any of its Restricted Subsidiaries from ION or any of its Subsidiaries during such fiscal year, except to the extent any such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph, plus (III), to the extent necessary to pay reasonable and necessary operating expenses of ION, an amount not to exceed $1.0 million in each fiscal year; and (x) Investments in the German Joint Venture, PROVIDED that the aggregate fair market value (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, does not exceed the sum of (y) $100.0 million, plus (z) the aggregate amount equal to the net reduction in Investments made pursuant to this clause (x) on and after the Issue Date resulting from dividends, distributions, interest payments, return of capital, repayments of such Investments or Net Cash Proceeds realized by the Company or any Restricted Subsidiary upon the sale of such Investment to a Person other than the Company or any Subsidiary of the Company, except to the extent such amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph.

                  The Board of Directors may not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than any de minimus amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (ii) the Company would, immediately after giving effect to such Designation, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of
Section 4.09 hereof and (iii) the Company would not be prohibited under the Indenture from making an Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of this Section 4.07) in an amount equal to the fair market value of the net Investment of the Company and all Restricted Subsidiaries in such Subsidiary on such date.

                  In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first or second paragraph of this covenant, as applicable. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such Designation.

                  A Designation may be revoked and an Unrestricted Subsidiary may thus be redesignated a Restricted Subsidiary (a "Revocation") by a resolution of the Board of Directors delivered to the Trustee; PROVIDED that the Company will not make any Revocation unless: (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred at such time for all purposes under this Indenture.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company (or such Restricted Subsidiary, as the case may be) pursuant to the Restricted Payment. The fair market value of any asset(s) or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors (such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million).

SECTION 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date,
(b) this Indenture, the Notes and the Exchange Notes, and Indebtedness ranking PARI PASSU with the Notes provided such provisions are no more restrictive than the Notes (c) the Credit Agreement and any Foreign Subsidiary Credit Agreement, PROVIDED that the restrictions contained in the Credit Agreement are no more restrictive, taken as a whole, than those contained in a credit agreement with terms that are commercially reasonable for a borrower that has substantially comparable Indebtedness and PROVIDED, FURTHER, that no such provision in the Credit Agreement shall prohibit or restrict the ability of any Restricted Subsidiary to pay dividends or make other upstream distributions or other payments to the Company or any of its Restricted Subsidiaries, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations (including pursuant to Purchase Money Indebtedness obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, constructed, leased or improved, (h) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, PROVIDED that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (including by way of merger, consolidation or acquisition), with respect to (collectively, "incur") any Indebtedness and the Company shall not issue or incur any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue or incur any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue or incur shares of Disqualified Stock and its Restricted Subsidiaries may incur Acquired Debt or Acquired Preferred Stock if either:

                           (i) the Consolidated Leverage Ratio at the end of the
                  Company's most recently ended fiscal quarter (the "Reference Period") for which a consolidated balance sheet of the Company is available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued or incurred would have been less than 5.5 to 1.0 (if the Reference Period ends on or prior to December 31, 2001), or 5.0 to 1.0 (if the Reference Period ends subsequent to December 31, 2001), determined on a pro forma basis (including, a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Preferred Stock had been issued, as the case may be, at the beginning of the Reference Period; or

                           (ii) the Consolidated Capital Ratio at the end of the
                  Reference Period would have been less than 2.0 to 1.0, determined after giving effect to the incurrence or issuance of such Indebtedness or Preferred Stock and on a pro forma basis (including a pro forma application of the net proceeds therefrom).

                  Notwithstanding the foregoing, the provisions of the paragraph set forth immediately above will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):


                    (a) the incurrence by the Company of Indebtedness
               represented by the Notes and the Exchange Notes;

                    (b) the incurrence by the Company or any of its Restricted
               Subsidiaries of Existing Indebtedness;


                    (c) the incurrence of Indebtedness by the Company to any
               Consolidated Subsidiary or Indebtedness of any Restricted Subsidiary to the Company or any Consolidated Subsidiary (but such Indebtedness shall be deemed to be incurred upon such Indebtedness being held by any person other than the Company or such Consolidated Subsidiary including upon Designation and upon such Restricted Subsidiary otherwise no longer being a Consolidated Subsidiary); PROVIDED that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes;

                    (d) the incurrence by the Company of Indebtedness in an
               aggregate amount incurred and outstanding at any time pursuant to this clause (d) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (j) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $25 million;

                    (e) the incurrence by the Company, or any Guarantee thereof by any Restricted Subsidiary (other than any Foreign Subsidiary), of Indebted ness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this clause (e) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (j) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $300 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof or (ii) assumed by a transferee in an Asset Sale;

                    (f) the incurrence by the Company or any of its Foreign
               Subsidiaries of Purchase Money Indebtedness; PROVIDED that in each case, such Indebtedness shall not constitute more than 100% of the cost (deter mined in accordance with GAAP in good faith by the Board of

               Directors of the Company) to the Company or such Foreign Subsidiary, as applicable, of the property so purchased, developed, acquired, constructed, improved or leased;

                    (g) the incurrence by the Company or any of its Restricted
               Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest or foreign currency exchange rate risk with respect to any floating rate Indebtedness or foreign currency based Indebtedness, respectively, that is permitted by the terms of the Indenture to be outstanding; PROVIDED that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

                    (h) the incurrence by a Foreign Subsidiary of Indebtedness pursuant to a Foreign Subsidiary Credit Agreement (or any Guarantee thereof by any other Foreign Subsidiary) in an aggregate principal amount incurred and outstanding at any time pursuant to this clause (h) (plus any Permitted Refinancing Indebtedness incurred pursuant to clause (j) hereof to retire, defease, refinance, replace or refund such Indebtedness) of up to $150.0 million (or the equivalent thereof at the time of incurrence in the applicable foreign currencies), minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.10 hereof or (ii) assumed by a transferee of an Asset Sale;

                    (i) the Company and its Restricted Subsidiaries may incur
               Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry (other than to the extent supporting Indebtedness); and

                    (j) the incurrence by the Company or any of its Restricted
               Subsidiaries, as applicable, of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was incurred pursuant to the first paragraph hereof or clauses (a),
               (b), (d), (e), (f), (h) or this clause (j) of this paragraph.

                  Indebtedness or Preferred Stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary or upon a

Revocation such that such Subsidiary becomes a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

                  Upon each incurrence, the Company may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred by the Company under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

SECTION 4.10      ASSET SALES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes and/or (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunica tions Assets. Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash

Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

                  When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and PARI PASSU Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), in accordance with the procedures set forth in Article 3 of this Indenture and the agreements governing such PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

                  The amount of (x) any liabilities (as shown on the Company's (or such Restricted Subsidiary's, as the case may be) most recent balance sheet), other than Subordinated Indebtedness of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that immediately releases the Company and all of its Restricted Subsidiaries from all liability in respect thereof, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Company and all of its Restricted Subsidiaries are immediately released from all Guarantees of payment of such Indebtedness and such Indebtedness is no longer the liability of the Company or any of its Restricted Subsidiaries, and (z) any securities, notes or other obligations received by the Company (or such Restricted Subsidiary, as the case may be) from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company (or such Restricted Subsidiary, as the case may be) into cash and/or Cash Equivalents (to the extent of the cash and/or Cash Equivalents received), will be deemed to be cash and/or Cash Equivalents for purposes of this provision.

                  To the extent that the provisions of any securities laws or regulations shall conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue thereof.

SECTION 4.11      TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions (A) involving aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and that, except with respect to matters governed by the Management Agreement, certifying that such Affiliate Transaction complies with clause (i) above and is in the best interests of the Company or such Restricted Subsidiary and (B) if involving aggregate consideration in excess of $15.0 million, a favorable written opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view is also obtained by the Company from an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans, (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (c) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (d) Management Advances and payments in respect thereof, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Affiliate Transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto (PROVIDED that the terms of such amendments are not materially less favorable to the Company than the terms of such agreement prior to such amendment), (vi) transactions with respect to capacity between the Company or any

Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or other Affiliate (PROVIDED that in the case of this clause (vi), such agreements are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transaction in an arm's-length transaction with an unrelated third party or, in the case of a transaction with an Unrestricted Subsidiary, ION or another Affiliate, are either (x) entered into in connection with a transaction involving the selection by a customer of cable system capacity entered into in the ordinary course of business or (y) involve the provision by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary, ION or another Affiliate of sales and marketing services, operations, administra tion and maintenance services or development services for which the Company or such Restricted Subsidiary receives a fair rate of return (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) above its expenses of providing such services), and (vii) Restricted Payments that are permitted by Section 4.07 hereof.

SECTION 4.12      LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or upon any income or profits therefrom unless all payments due under this Indenture and the Notes are secured (except as provided in the next clause) on an equal and ratable basis with the obligations so secured and no Lien shall be granted or be allowed to exist which secures Subordinated Indebtedness except with respect to Acquired Debt, in which case, however, such Liens must be made junior and subordinate to the Liens granted to the Holders of the Notes.

SECTION 4.13      CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.14      CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or (U)1,000, as the case may be, or an integral multiple thereof, as the case may be) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment") plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), PROVIDED, however, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its rights to redeem all of the Notes as describe in Section 3.07 hereof. Within 30 days following any Change of Control, the Company will mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in such notice, which date shall be no earlier than 30 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), in accordance with the procedures required by this Indenture and described in such notice.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this covenant by virtue thereof.

                  (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment plus accrued and unpaid interest thereon, in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment plus accrued and unpaid interest thereon, for such Notes, and upon written direction of the Company, the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or [Euro] 1,000, as the case may be, or an integral multiple thereof, as the case may be. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Notwithstanding anything to the contrary set forth in this
Section 4.14, the Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.15      BUSINESS ACTIVITIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage, to more than a de minimus extent, in any business other than a Telecommunica tions Business.

SECTION 4.16      PAYMENTS FOR CONSENT.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend such terms or provisions of this Indenture or the Notes in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17      MONEY FOR PAYMENTS TO BE HELD IN TRUST.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal, premium or interest with respect to the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal, premium or interest with respect to the Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium or interest so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments with respect to Notes represented by one or more permanent global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company in the case of the Dollar Notes, or any successor thereto, or to the Common Depositary, in the case of the Euro Notes, or any successor thereto) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium or interest;

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium or interest with respect to a Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at the written request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01      MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  (a) The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes, the Exchange Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) no Default or Event of Default ( or an event that, with the passing of time or giving of notice or both, would constitute an Event of Default) shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to either clause (i) or (ii) of the first paragraph of Section 4.09 hereof; (v) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien subject to the provisions of Section 4.12 hereof, the Company or the successor entity to the Company shall have secured the Notes as required by said covenant; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries.

                  (b) For purposes of this Article 5, the transfer (by assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named herein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

                  "Event of Defaults" are:

                  (i) default for 30 days in the payment when due of interest on the Notes;

                 (ii) default in the payment when due of the principal of, or premium, if any, on the Notes;

                (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10 or 4.14;

                 (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiar ies) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days;

               (vii) the Company or any of its Restricted Subsidiaries:

                       (a) commences a voluntary case under any Bankruptcy Law,

                       (b) consents to the entry of an order for relief against
                  it in an involuntary case under any Bankruptcy Law,

                       (c) consents to the appointment of a custodian of it or
                  for all or substantially all of its property,

                       (d) makes a general assignment for the benefit of its
                  creditors, or

                       (e) generally is not paying its debts as they become due;
                 and

             (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (a) is for relief against the Company or any of its
                 Restricted Subsidiaries

                       (b) appoints a custodian of the Company or any of its
                 Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

                       (c) orders the liquidation of the Company or any of its
                 Restricted Subsidiaries;

                 and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02      ACCELERATION

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof occurs with respect to the Company, any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (or, with respect to a provision of this Indenture that may only be amended by the Holders of not less than 662/3% in aggregate principal amount of the then outstanding Notes, the Holders of not less than 662/3% in aggregate principal amount of the then outstanding Notes) by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05      CONTROL BY MAJORITY.

                  Holders of Notes may not enforce this Indenture or the Notes except as provided herein. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06      LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10      PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               FIRST: to the Trustee, its agents and counsel for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively, and

               THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11   UNDERTAKING FOR COSTS.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the occurrence and continuance of an Event of
Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of be opinions expressed therein, upon certificates (or similar documents) or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates (or similar documents) and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

         (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at be request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense including reasonable attorneys' fees that might be incurred by it in compliance with such request or direction.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but it shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any such attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request. direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, order, approval, bond or other paper or document unless requested in writing to do so by the Holders representing more than 25% in aggregate principal amount of Notes then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding.

         (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof

SECTION 7.04      TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      NOTICE OF DEFAULTS.

         (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

         (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with the provisions of paragraph (a) of this
Section 7.05, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07      COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and any predecessor Trustee and hold it harmless against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by, or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein.


SECTION 7.12       MONEY HELD IN TRUST.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding

Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (b) the Company's obligations with respect to the Notes concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03      COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article V and in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through 6.01(vi) hereof shall not constitute Events of Default.

SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

         (a) the Company must irrevocably deposit, or cause to be deposited, with the

Trustee, in trust, for the benefit of the Holders of the Notes, (a) cash in U.S. dollars, non-callable Government Securities, or a combination thereof (with respect to the Dollar Notes) and (b) legal tender in the countries constituting the European Union, EEA Government Obligations, or a combination thereof (with respect to the Euro Notes), in all cases in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, since the Issue Date, the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

         (g) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers' Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities and EEA Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.05, the "Trustee") pursuant to Section
8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities or EEA Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06      REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities or EEA Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08      SURVIVAL.

                  The Trustee's rights under this Article 8 shall survive termination of this Indenture.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES

                  Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, omission, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (g) to provide for the issuance of the Unrestricted Notes under the Exchange Offer contemplated by the Registration Rights Agreement; or

         (h) to effect any change to the transfer and exchange restrictions and security delivery procedures contained in Article 2 in order to conform with changes in any applicable law or Applicable Procedures.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, the Company and the Trustee, may amend or supplement this Indenture (including Section 3.09 and 4.10 hereof) and the Notes with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  Notwithstanding the foregoing, without the consent of Holders of at least 66 2/3% in principal amount of the then outstanding Notes voting as a single class, the Company and the Trustee may not: (i) modify the provisions (including the defined terms used therein) of Section 4.14 hereof in a manner adverse to the Holders or (ii) release or modify a Lien granted to the Holders of the Notes.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to the provisions of this Section 9.02 and Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) change the Stated Maturity on any Note, or reduce the principal thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the redemption date), or reduce the Change of Control Payment or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred;

         (b) alter the provisions (including the defined terms used herein) regarding the right of the Company to redeem the Notes as a right, or at the option, of the Company in a manner adverse to the Holders;

         (c) reduce the percentage in principal amount of Notes outstanding whose Holders must consent to an amendment, supplement or waiver provided for in this Indenture;

         (d) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

         (e) cause the Notes to become subordinate in right of payment to any other Indebtedness; or

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.01 or 9.02 as applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this

Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who held Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and all other conditions to the execution and delivery of such amendment or supplement set forth in this Article 9 are fulfilled. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10.
                           SATISFACTION AND DISCHARGE

SECTION 10.01     SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either

         (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b)      (i)      all such Notes not theretofore delivered to such
                           Trustee for cancellation have become due and payable by reason of the making of a notice of redemption, repurchase or otherwise or will become due and payable within one year and the Company, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire
                           Indebted ness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity, redemption or repurchase;

                  (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit mill not result in a breach or violation of or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                  (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                  (iv) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 10.02     APPLICATION OF TRUST MONEY.

                  Subject to the provisions of the last paragraph of Section
4.17 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any), and interest, for whose payment such money has been deposited with the Trustee.

                  If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to Section 10.01 hereof, PROVIDED that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                   ARTICLE 11.
                             [INTENTIONALLY OMITTED]



                                   ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.01     TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.02     NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                  Metromedia Fiber Network Services, Inc.
                  c/o Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                  With a copy to:

                  Metromedia Company
                  One Meadowlands Plaza
                  East Rutherford, NJ  07073-2137
                  Attention:  General Counsel
                  and a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention: Douglas A. Cifu, Esq.

                  If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 21 West
                  New York, New York   10286
                  Attn: Corporate Trust Administration
                  Re: Metromedia Fiber Network, Inc.

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by the sender's telecopier, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that any notice or communication to the Trustee shall be deemed to have been duly given to the Trustee when received at the Corporate Trust Office of the Trustee.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, except with respect to the initial authentication of Notes on the date of this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06     RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHARE HOLDERS.

                  No past, present or future director, officer, employee, incorporator, agent or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08     GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 12.09     CONSENT TO JURISDICTION AND SERVICE.

                  To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Notes or Exchange Notes, and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of any jurisdiction to which the Company is subject by a suit upon such judgment, PROVIDED that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of now, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of their respective obligations under this Agreement, to the extent permitted by law.

SECTION 12.10     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11     SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12     SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13     COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14     TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15     JUDGMENT CURRENCY.

         The Company hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against the Company for any U.S. Dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States Dollars and as a result of any variation as between (i) the rate of exchange at which the United States Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States Dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

                          [INDENTURE SIGNATURE PAGE(S)]

Dated as of November __, 1999

                                              METROMEDIA FIBER NETWORK,
                                              INC.


                                              By:
                                                   Name:
                                                   Title:


                                              THE BANK OF NEW YORK
                                                   as Trustee


                                              By:
                                                   Name:
                                                   Title:

                                   EXHIBIT A-1

                              (FACE OF DOLLAR NOTE)

         [REMOVE THE GLOBAL NOTE LEGEND BELOW, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE] THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                                                           CUSIP

                           $[ ]% SENIOR NOTES DUE 2009
                                                                            No.$
                         METROMEDIA FIBER NETWORK, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of [   ]

Dollars on December 15, 2009.

                Interest Payment Dates: June 15 and December 15.

                      Record Dates: June 1 and December 1.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated: [   ], 1999
                                         METROMEDIA FIBER NETWORK, INC.


                                                By:
                                                     Name:
                                                     Title:


                                                By:
                                                     Name:
                                                     Title:

This is one of the Notes
referred to in the
within-mentioned Indenture:


THE BANK OF NEW YORK
as Trustee

By:                            Dated:
      Name:
      Title:

                              (BACK OF DOLLAR NOTE)

                           $[ ]% Senior Notes due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Dollar Note at [ ]% per annum from the date of issuance and authentication of this Dollar Note (November , 1999) until maturity payable in accordance with the provisions of the following paragraph. The Company shall pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Dollar Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default or Event of Default relating to the payment of interest, and if this Dollar Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 15, 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Dollar Notes (except defaulted interest) to the Persons who are registered Holders of Dollar Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Dollar Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Dollar Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium on, all Dollar Global Notes and all other Dollar Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar and [ ] will act as Paying Agent in Luxembourg. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Dollar Notes under an
Indenture dated as of [          1999] ("INDENTURE") between the Company and
the Trustee. The terms of the Dollar Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust

Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Dollar Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Dollar Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Dollar Notes are obligations of the Company limited to $[ ] million in aggregate principal amount.

                  5.       OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraphs (b) and (c) below, the Dollar Notes shall not be redeemable at the Company's option prior to December 15, 2004. Thereafter, the Dollar Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                             PERCENTAGE OF
                                              PRINCIPAL
                       YEAR                   AMOUNT


                       2004                        %
                       2005                        %
                       2006                        %
                       2007 and thereafter         %

                  (b) Notwithstanding the foregoing, at any time prior to December 15, 2002, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of each of the Dollar Notes and the Euro Notes (determined separately) originally issued pursuant to the Indenture at a redemption price of [ ]% of the principal amount of the Dollar Notes, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received from any Public Equity Offering made by the Company resulting in gross proceeds to the Company of at least $100 million; PROVIDED that at least 65% of the aggregate principal amount of the Dollar Notes and the Euro Notes (determined separately) originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Public Equity Offering).

                  (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

                  6.       MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Dollar Notes.

                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, each Holder of Dollar Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Dollar Notes pursuant to the offer described below (the "Change of Control

Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment") plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes and/or (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunications Assets. Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and PARI PASSU Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion, of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Dollar Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Dollar Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Dollar Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred by the Indenture upon the Company, or to effect any change to the transfer and exchange restrictions and security delivery procedures contained in the Indenture in order to conform with changes in any applicable law or Applicable Procedures.

                  12.      DEFAULTS AND REMEDIES.

                  (a) Events of Default under the Indenture include: (i) the failure to pay interest the Notes, when the same becomes due and payable if such default continues for a period of 30 days, (ii) the failure to pay principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise; (iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries.

                  (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Except as provided in the Indenture, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Notes. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP, ISIN OR COMMON CODE NUMBERS. The Company has caused CUSIP, ISIN or Common Code numbers, as applicable, to be printed on the Notes and the Trustee may use CUSIP, ISIN or Common Code numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  18. GOVERNING LAW. This Dollar Note and the Indenture shall be governed by, and construed in accordance with, the laws of The State of New York, including, without limitation, Section 5- 1401of the New York General Obligations Law.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Metromedia Fiber Network Services, Inc.
                  c/o Metromedia Fiber Network, Inc.
                  One North Lexington Avenue

                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)




(Print or type assignee's name, address and zip code)

                                                         and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



                                         Date:                   Your Signature:
                                        (Sign exactly as your name appears on
                                             the face of this Note)

                                                          Tax Identification No:

                                               SIGNATURE GUARANTEE:

                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  / / Section 4. 10   / / Section 4.14

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4. 10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

                                 Date:                          Your Signature:
                                     (Sign exactly as your name appears on the
                                                face of this Note)

                                                          Tax Identification No:

                                       SIGNATURE GUARANTEE:

                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1/

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                         Principal Amount
                         Amount of decrease     Amount of increase     of this Global Note        Signature of
                            in Principal           in Principal           following such       authorized officer
                           Amount of this         Amount of this             decrease            of Trustee or
   Date of Exchange          Global Note            Global Note           (or increase)          Note Custodian
----------------------  ---------------------  ---------------------  ---------------------- ----------------------





--------
1 THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                   EXHIBIT A-2
                                 (FACE OF NOTE)

[REMOVE THE GLOBAL NOTE LEGEND BELOW, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                                      [ISIN][Common Code]_______

                           *[ ]% SENIOR NOTES DUE 2009
                                                                           No. *
                         METROMEDIA FIBER NETWORK, INC.

promises to pay to The Bank of New York, London branch, or registered assigns, the principal sum of [ ] Euros on December 15, 2009.

                Interest Payment Dates: June 15 and December 15.

                      Record Dates: June 1 and December 1.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

Dated: [   ], 1999
                                            METROMEDIA FIBER NETWORK, INC.

                                            By:
                                                 Name:
                                                 Title:


                                            By:
                                                 Name:
                                                 Title:

This is one of the
Notes referred to in
the within-mentioned
Indenture:


THE BANK OF NEW YORK
as Trustee

By:                       Dated:
      Name:
      Title:

                               (BACK OF EURO NOTE)

                          (*)[ ]% Senior Notes due 2009

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Metromedia Fiber Network, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Euro Note at [ ]% per annum from from the date of issuance and authentication of this Euro Note (November , 1999) until maturity payable in accordance with the provisions of the following paragraph. The Company shall pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Euro Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default or Event of Default relating to the payment of interest, and if this Euro Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 15, 2000. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest on the Euro Notes (except defaulted interest) to the Persons who are registered Holders of Euro Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Euro Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Euro Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or outside of the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders kept by the Registrar, and PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium on, all Euro Global Notes and all other Euro Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar and [ ] will act as Paying Agent in Luxembourg. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Restricted Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Euro Notes under an
Indenture dated as of [           1999] ("INDENTURE") between the Company and
the Trustee. The terms of the Euro Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust

Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Euro Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Euro Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Euro Notes are obligations of the Company limited to
[Euro][   ] million in aggregate principal amount.

                  5.       OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraphs (b) and (c) below, the Euro Notes shall not be redeemable at the Company's option prior to December 15, 2004. Thereafter, the Euro Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


                                       PERCENTAGE OF
                                        PRINCIPAL
                     YEAR                 AMOUNT


                     2004                     %
                     2005                     %
                     2006                     %
                     2007 and thereafter      %

                  (b) Notwithstanding the foregoing, at any time prior to December 15, 2002, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Dollar Notes and the Euro Notes (determined separately) originally issued pursuant to the Indenture at a redemption price of [ ]% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received from any Public Equity Offering made by the Company resulting in gross proceeds to the Company of at least $100 million; PROVIDED that at least 65% of the aggregate principal amount of the Dollar Notes and the Euro Notes (determined separately) originally issued pursuant to the Indenture remain outstanding immediately after the occurrence of any such redemption. The Company may make any such redemption upon not less than 30 nor more than 60 days' notice (but in no event more than 90 days after the closing of the related Public Equity Offering).

                  (c) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

                  6.       MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Euro Notes.


                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, each Holder of Euro Notes will have the right to require the Company to purchase all or any part (equal to [Euro]1,000 or an integral multiple thereof) of such Holder's Euro Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof (the "Change of Control Payment") plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale, unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors (including as to the value of all noncash consideration) and set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is in the form of cash and/or Cash Equivalents or Telecommunications Assets, and (iii) the Net Cash Proceeds received by the Company (or such Restricted Subsidiary, as the case may be) from such Asset Sale are applied within 360 days following the receipt of such Net Cash Proceeds, to the extent the Company (or such Restricted Subsidiary, as the case may be) elects, (a) to the permanent redemption or repurchase of outstanding Indebtedness (other than Subordinated Indebtedness) that is secured Indebtedness (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or Indebtedness of the Company or such Restricted Subsidiary that ranks equally with the Notes but has a maturity date that is prior to the maturity date of the Notes and/or (b) to reinvest such Net Cash Proceeds (or any portion thereof) in Telecommunications Assets. Notwithstanding anything herein to the contrary, with respect to the reinvestment of Net Cash Proceeds, only proceeds from an Asset Sale of assets, or Equity Interests, of a Foreign Subsidiary may be used to retire Indebtedness of a Foreign Subsidiary or reinvest in assets or Equity Interests of a Foreign Subsidiary. The balance of such Net Cash Proceeds, after the application of such Net Cash Proceeds as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

                  (c) When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million (taking into account income earned on such Excess Proceeds), the Company will be required to make a pro rata offer to all Holders of Notes and PARI PASSU Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale (an "Asset Sale Offer") to purchase the maximum principal amount or accreted value in the case of Indebtedness issued with an original issue discount of Notes and PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof or the accreted value thereof, as applicable, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in Article 3 of the Indenture and the agreements governing such PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness. Upon completion, of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Euro Notes in denominations larger than [Euro]1,000 may be redeemed in part but only in whole multiples of [Euro]1,000, unless all of the Euro Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Euro Notes are in registered form without coupons in denominations of [Euro]1,000 and integral multiples of [Euro]1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Euro Note on the Registrar's books may be treated as its owner for all purposes under the Indenture.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Note may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred by the Indenture upon the Company, or to effect any change to the transfer and exchange restrictions and security delivery procedures contained in the Indenture in order to conform with changes in any applicable law or Applicable Procedures.

                  12.      DEFAULTS AND REMEDIES.

                  (a) Events of Default under the Indenture include: (i) the failure to pay interest on the Notes, when the same becomes due and payable if such default continues for a period of 30 days, (ii) the failure to pay principal of any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise; (iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 60 days after notice to comply with any of its other agreements in the Indenture or this Note; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $15.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments not subject to appeal aggregating in excess of $15.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries.

                  (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Except as provided in the Indenture, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Notes. The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP, ISIN OR COMMON CODE NUMBERS. The Company has caused CUSIP, ISIN or Common Code numbers, as applicable, to be printed on the Notes and the Trustee may use CUSIP, ISIN or Common Code numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  18. GOVERNING LAW. This Euro Note and the Indenture shall be governed by, and construed in accordance with, the laws of The State of New York, including, without limitation, Section

5- 1401of the New York General Obligations Law.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Metromedia Fiber Network Services, Inc.
                  c/o Metromedia Fiber Network, Inc.
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)




(Print or type assignee's name, address and zip code)

                                                         and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



                                      Date:                     Your Signature:
                                            (Sign exactly as your name appears
                                                 on the face of this Note)

                                                          Tax Identification No:

                                        SIGNATURE GUARANTEE:



                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  / / Section 4. 10   / / Section 4.14

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4. 10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: (*)

                                        Date:                    Your Signature:
                                           (Sign exactly as your name appears on
                                                  the face of this Note)

                                                          Tax Identification No:

                                        SIGNATURE GUARANTEE:



                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2/

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                         Principal Amount
                         Amount of decrease     Amount of increase     of this Global Note        Signature of
                            in Principal           in Principal           following such       authorized officer
                           Amount of this         Amount of this             decrease            of Trustee or
   Date of Exchange          Global Note            Global Note           (or increase)          Note Custodian
----------------------  ---------------------  ---------------------  ---------------------- ----------------------





--------
2 THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.